Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement #333-42790 on Form S-8 of Corel Corporation, dated August 1, 2001, of our report dated January 26, 2001 relating to the consolidated financial statements of Corel Corporation which is incorporated by reference in the Annual Report on Form 10-K of Corel Corporation for the year ended November 30, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Ottawa Canada

Chartered Accountants February 28, 2001